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                                  EXHIBIT 24.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



         I consent to the use in the Form S-8 Registration Statement and Prospectus of Global Digital Information, Inc. ("the Company") of my report dated February 28, 1999 accompanying the financial statements of the Company contained in such Registration Statement, and to the use of my name and the statements with respect to me, as appearing under the heading "Experts" in the Prospectus.





/s/ Thomas J. Harris
----------------------
THOMAS J. HARRIS
Certified Public Accountant


March 9, 1999
Seattle, Washington